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                                                                     EXHIBIT 5.1


                               Hale and Dorr LLP
                               Counsellors at Law
                  60 State Street, Boston, Massachusetts 02109
                        617-526-6000 * FAX 617-526-5000


                                January 4, 2002


American Tower Corporation
116 Huntington Avenue
Boston, MA 02116

     Re:  Registration Statement on Form S-8
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Ladies and Gentlemen:

     This opinion is furnished to you in connection with a Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of 3,000,000 shares of Class A Common Stock, $.01 par value per share (the "Shares"), of American Tower Corporation, a Delaware corporation (the "Company"), issuable under the Amended and Restated American Tower Systems Corporation 1997 Stock Option Plan, as amended on May 17, 2001 (the "Plan").

     We have examined the Certificate of Incorporation and By-Laws of the Company, each as amended and restated to date, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statement and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

     In examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

     Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and the Shares, when issued and paid for in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

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American Tower Corporation
January 4, 2002
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     It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

     Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                              Very truly yours,

                              /s/ Hale and Dorr LLP

                              Hale and Dorr LLP

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